Form N-SAR
Item 770



Name of Registrant:				VALIC Company I

Name of Portfolio:				VALIC I Company Mid Cap Strategic Growth Fund

Issuer:						Ironwood Pharmaceuticals, Inc.

Years of Operation:				3+

Underwriting Type:				Firm

Offering Type:					Common Stock



Underwriter from whom Purchased:		JP Morgan



Underwriting Syndicate Members:		      Morgan Stanley


Date Offering Commenced:			02/02/10

Date of Purchase:				02/02/10

Principal Amount of Offering:			187,500,004

Offering price:					$11.25


Purchase price:					$11.25


Commission, spread or profit:			$0.7875

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:     $64,655